UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2020

TWINLAB CONSOLIDATED HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55181	46-3951742
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4800 T-Rex Avenue, Suite 305, Boca Raton, Florida		33431
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(561) 443-5301

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02          Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 12, 2020, the Chief Financial Officer of Twinlab Consolidated Holdings, Inc. (the "Company"), after consultation with other members of management and the Company's independent registered public accounting firm, concluded that the Company's previously issued unaudited condensed consolidated financial statements as of and for the interim period ended March 31, 2020 contained an error in our calculation of the allowance for doubtful accounts.   The error specifically related to our reserve for the open accounts receivable balance with our significant customer, General Nutrition Corporation ("GNC").  Prior to the Company filing its Form 10-Q for the quarter ended March 31, 2020, GNC declared bankruptcy on June 23, 2020. GNC represented 17% and 14% of revenue for the three months ended March 31, 2020 and 2019, respectively.  The Company intended to reserve all amounts related to accounts receivable due from GNC as of March 31, 2020, but we failed to do so.  We noticed the error during our June 30, 2020 closing procedures. We made an error in our calculation of the allowance for doubtful accounts and we should have reserved for the full open accounts receivable balance of GNC as of March 31, 2020.  As a result, we concluded that the financial statements as of and for the interim period ended March 31, 2020 should no longer be relied upon. The error resulted from the incorrect application of information regarding subsequent accounts receivables balances and was not the result of any misconduct by any Company employee or management. The Company, based on currently available information, estimates that the adjustment to the allowance for doubtful accounts resulting from this error, will total approximately $2.8 million.

The Company intends to correct the error described above by restating its financial statements as of and for the interim period ended March 31, 2020 and expects to include this restatement in an amendment to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 as soon as practicable. The Company's management believes that the restatement will not have a material impact on the Company's liquidity, capital resources or outlook.

The Company's executive officers have discussed the matters disclosed herein pursuant to Item 4.02(a) of Form 8-K with Tanner LLC, the Company's independent registered public accounting firm.

The Company is committed to remediating the factors that contributed to the error discussed above.

Statements in this report, including but not limited to those relating to the impact of the restatement and the timing and contents of filings with the SEC and other statements that are not historical facts, are forward-looking statements. Although the Company believes these statements are based on reasonable assumptions, it can give no assurance that these statements will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include delays and uncertainties that may be encountered by the Company or its auditors in connection with the restatement and review process. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWINLAB CONSOLIDATED HOLDINGS, INC.

Date: August 14, 2020	By:	/s/ Kyle Casey
Kyle Casey
Chief Financial Officer